Exhibit 10.1

 Execution Version

ADVISORY AGREEMENT

BY AND AMONG

NEXPOINT DIVERSIFIED REAL ESTATE TRUST

AND

NEXPOINT REAL ESTATE ADVISORS X, L.P.

TABLE OF CONTENTS

Page

1	Definitions	1
2	Appointment	4
3	Duties of the Adviser	4
4	Authority of the Adviser	7
5	No Partnership or Joint Venture	7
6	Bank Accounts	8
7	Records; Access; Confidentiality	8
8	Limitations on Activities	8
9	Compensation	8
10	Expenses	9
11	Other Services	9
12	Other Activities of the Adviser	10
13	Term and Termination	10
14	Payments and Duties Upon Termination	11
15	Limitation of Liability, Exculpation and Indemnification by the Company	11
16	Indemnification by the Adviser	12
17	Representations and Warranties	13
18	Notices	14
19	Modification	15
20	Severability	15
21	Governing Law; Waiver of Jury Trial	15
22	Entire Agreement	15
23	No Waiver	15
24	Pronouns and Plurals	15
25	Headings	15
26	Execution in Counterparts	15
27	Change in Adviser’s Membership	15

i

ADVISORY AGREEMENT

THIS ADVISORY AGREEMENT (this “Agreement”), dated as of July 1, 2022, is entered into by and among NexPoint Diversified Real Estate Trust, a Delaware statutory trust (the “Company”) and NexPoint Real Estate Advisors X, L.P., a Delaware limited partnership (the “Adviser”).

RECITALS

A.         The Company is a Delaware statutory trust created in accordance with the Delaware Statutory Trust Act and intends to elect to qualify as a REIT for U.S. federal income tax purposes.

B.         The Company desires to avail itself of the experience, sources of information, advice, assistance and certain facilities of the Adviser and its Affiliates and to have the Adviser undertake the duties and responsibilities set forth in this Agreement, on behalf of, and subject to the supervision of the Board of Trustees of the Company, all as provided in this Agreement.

C.         The Adviser is willing to render such services, subject to the supervision of the Board of Trustees of the Company, on the terms and conditions set forth in this Agreement.

D.         The Board of Trustees has approved this Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Definitions. As used in this Agreement, the following terms have the definitions set forth below:

“1940 Act” means the Investment Company Act of 1940, as amended.

“Advisers Act Assignment” means the “assignment” of the Agreement, as the term “assignment” in defined in Section 202(a)(1) and used in Section 205(a)(2) of the Investment Advisers Act of 1940.

“Advisory Fee” means an annual fee, payable monthly, in an amount equal to 1.00% of the Company’s Managed Assets, determined in accordance with Section 9.

“Administrative Fee” means an annual fee, payable monthly, in an amount equal to 0.20 % of the Company’s Managed Assets, determined in accordance with Section 9.

“Affiliate” or “Affiliated” means with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (ii) any executive officer, director, trustee or general partner of such other Person; and (iii) any legal entity for which such Person acts as an executive officer, director, trustee or general partner. For purposes of this definition, the terms “controls,” “is controlled by,” or “is under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through ownership or voting rights, by contract or otherwise.

“Automatic Renewal Term” has the meaning set forth in Section 13(a).

“Board of Trustees” or “Board” means the Board of Trustees of the Company.

“Bylaws” means the bylaws of the Company, as amended and as the same are in effect from time to time.

“Cash on Hand” means the Company’s cash on hand, exclusive of the proceeds of any debt financing incurred or to be incurred in connection with the relevant Investment.

“Cause Event” means (a) a final judgment by any court or governmental body of competent jurisdiction not stayed or vacated within 30 days that the Adviser, any of its agents or any of its assignees has committed a felony or a material violation of applicable securities laws that has a material adverse effect on the business of the Company or the ability of the Adviser to perform its duties under the terms of this Agreement, (b) an order for relief in an involuntary bankruptcy case relating to the Adviser or the Adviser authorizing or filing a voluntary bankruptcy petition, (c) the dissolution of the Adviser, or (d) a determination that the Adviser has (i) committed fraud against the Company, (ii) misappropriated or embezzled funds of the Company, (iii) acted in a manner constituting bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties under this Agreement, (iv) failed to act, where such failure to act constituted bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties under this Agreement, or (v) defaulted in the performance or observance of any material term, condition or covenant contained in this Agreement and such default shall have continued for a period of 30 days after the Company had given written notice to the Adviser of such default; provided, however, that if any of the actions or omissions described in this clause (d) are caused by an employee and/or officer of the Adviser or one of its Affiliates and the Adviser takes all necessary action against such person and cures the damage caused by such actions or omissions within 30 days of such determination, then such event shall not constitute a Cause Event.

“CMBS” means collateralized mortgage backed securities.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

“Common Shares” means common shares of beneficial interest, par value $0.001 per share, of the Company.

“Covered Person” has the meaning set forth in Section 15(a).

“Declaration of Trust” means the Amended and Restated Agreement and Declaration of Trust of the Company, as hereafter amended from time to time.

“Deregistration Order” means the order issued by the SEC under the 1940 Act, effective July 1, 2022, declaring that the Company has ceased to be an “investment company,” as that term is defined in the 1940 Act.

“Effective Termination Date” has the meaning set forth in Section 14(a).

“Election Notice” has the meaning set forth in Section 9(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expenses” has the meaning set forth in Section 10(a).

“Fees” has the meaning set forth in Section 9(a).

“GAAP” means generally accepted accounting principles in the U.S.

“Governing Instruments” means, with regard to any entity, the articles of incorporation or certificate of incorporation and bylaws in the case of a corporation, the certificate of limited partnership (if applicable) and the partnership agreement in the case of a general or limited partnership, the certificate of formation and operating agreement in the case of a limited liability company, the trust instrument in the case of a trust, or similar governing documents, in each case as amended.

“Independent Trustee” means a Trustee who qualifies as an “independent director” under the NYSE listing rules.

“Initial Term” has the meaning set forth in Section 13(a).

“Investment Guidelines” means the investment guidelines and other investment parameters for Investments, financing activities and other operations as adopted by the Board, as may be amended, restated, modified, supplemented or waived by the Board of Trustees from time to time.

“Investments” means any investments by the Company in Real Estate Assets or any other asset.

“Joint Ventures” means any joint venture or partnership arrangements (other than between the Company and its operating partnership) in which the Company or any of its subsidiaries is a co-venturer, member or partner, which are established to own Investments.

“Loans” means any indebtedness or obligations in respect of borrowed money or evidenced by bonds, notes, debentures, deeds of trust, letters of credit or similar instruments, including mortgages, mezzanine loans and bridge loans.

“LTIP Expenses” means any compensation expenses under any long term incentive plan adopted by the Company and approved by Shareholders.

“Managed Assets” means an amount equal to the total assets of the Company, including any form of leverage, minus all accrued expenses incurred in the normal course of operations, but not excluding any liabilities or obligations attributable to leverage obtained through (i) indebtedness of any type (including, without limitation, borrowing to purchase or develop real estate or other investments, borrowing through a credit facility, or the issuance of debt securities), (ii) the issuance of preferred stock or other preference securities, (iii) the reinvestment of collateral received for securities loaned in accordance with the Company’s investment objectives and policies, and/or (iv) any other means. In the event the Company holds CMBS where the Company holds the controlling tranche of the securitization and is required to consolidate under GAAP all assets and liabilities of a specific CMBS trust, the consolidated assets and liabilities of the consolidated trust will be netted to calculate the allowable amount to be included as Managed Assets. In addition, in the event the Company consolidates another Person it does not wholly own as a result of owning a controlling interest in such Person or otherwise, Managed Assets will be calculated without giving effect to such consolidation and instead such Person’s assets, leverage, expenses, liabilities and obligations will, on a pro rata basis consistent with the Company’s percentage ownership, be considered those of the Company for purposes of calculation of Managed Assets.

“NexPoint” means NexPoint Advisors, L.P., a Delaware limited partnership.

“NYSE” means the New York Stock Exchange.

“Offering” means any public or private offering of equity or debt securities of the Company that is consummated subsequent to the date of this Agreement, excluding Shares offered under any employee benefit plan of the Company.

“Offering Expenses” means any and all expenses (other than underwriting discounts and commissions) paid or to be paid by the Company in connection with an Offering, including, without limitation, the Company’s legal, accounting, printing, mailing and filing fees and other documented offering expenses.

“Operating Expenses” means all out-of-pocket expenses of the Adviser in performing services for the Company, including but not limited to the expenses incurred by the Adviser in connection with any provision by the Adviser of legal, accounting, financial, due diligence, investor relations and other services performed by the Adviser that outside professionals or outside consultants would otherwise perform. Operating Expenses also include the Company’s pro rata share of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of the Adviser required for the Company’s operations. Operating Expenses do not include expenses for the advisory services described in this agreement or administrative services described on Exhibit A to this Agreement.

“Person” means an individual, corporation, partnership, joint venture, association, company (whether of limited liability or otherwise), trust, bank or other entity, or government or any agency or political subdivision of a government.

“Preferred Shares” means 5.50% Series A Cumulative Preferred Shares, par value $0.001, of the Company.

“Real Estate Assets” means any investment by the Company (including, without limitation, reserves for capital expenditures) in Real Estate either directly, through a direct or indirect subsidiary of the Company or through a Joint Venture.

“Real Estate” means assets owned from time to time by the Company, either directly, through a direct or indirect subsidiary of the Company or through a Joint Venture, which consists of (a) land only, (b) land, including the buildings located thereon, (c) buildings only, (d) real estate-related securities (including preferred stock), Loans and other real estate-related financings, or (e) such investments the Board or the Adviser designate as Real Estate to the extent such investments could be classified as Real Estate related.

“REIT” means a “real estate investment trust” within the meaning of Sections 856 through 860 of the Code.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the Common Shares and the Preferred Shares.

“Shareholders” means the registered holders of the Shares.

“Termination Fee” means a termination fee equal to three times the Fees earned by the Adviser during the twelve month period immediately preceding the most recently completed calendar quarter prior to the Effective Termination Date; provided, however, if this Agreement is terminated prior to the one year anniversary of the date of this Agreement, the Fees earned during such period will be annualized for purposes of calculating the Fees.

“Trustee” means a member of the Board of Trustees.

“VWAP” means volume-weighted average price.

2.         Appointment. The Company hereby appoints the Adviser to serve as their advisor to perform the services set forth herein on the terms and conditions set forth in this Agreement, and the Adviser hereby accepts such appointment. Except as otherwise provided in this Agreement, the Adviser hereby agrees to use its commercially reasonable efforts to perform each of the duties set forth herein. The appointment of the Adviser shall be exclusive to the Adviser, except to the extent that the Adviser elects, in its sole and absolute discretion, subject to the terms of this Agreement, to cause the duties of the Adviser as set forth herein to be provided by third parties and/or its Affiliates.

3.          Duties of the Adviser. The Adviser, in its capacity as manager of the assets and the day-to-day operations of the Company, at all times will be subject to the supervision of the Board of Trustees and will have only such functions and authority as the Board of Trustees may delegate to it including, without limitation, the functions and authority identified herein and delegated to the Adviser hereby. The Adviser will be responsible for the day-to-day operations of the Company and will perform (or cause to be performed through one or more of its Affiliates or subsidiaries) such services and activities relating to the assets and operations of the Company as may be appropriate, including, without limitation:

(a)    serve as the Company’s investment and financial advisor;

(b)    provide the daily management for the Company and perform and supervise the various administrative functions necessary for the day-to-day management of the operations of the Company, including the administrative services described on Exhibit A to this Agreement;

(c)    investigate, select, and, on behalf of the Company, engage and conduct business with such Persons as the Adviser deems necessary to the proper performance of its obligations hereunder, including, but not limited to, consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, real estate management companies, real estate operating companies, securities investment advisors, mortgagors, the registrar and the transfer agent and any and all agents for any of the foregoing, including Affiliates of the Adviser, and Persons acting in any other capacity deemed by the Adviser necessary or desirable for the performance of any of the foregoing services, including, but not limited to, entering into contracts in the name of the Company with any of the foregoing;

(d)    consult with the officers and Trustees of the Company and assist the Trustees in the formulation and implementation of the Company’s financial policies, and, as necessary, furnish the Board with advice and recommendations with respect to the making of investments consistent with the investment objectives and policies of the Company and in connection with any borrowings proposed to be undertaken by the Company;

(e)    subject to the provisions of Section 4 hereof, (i) participate in formulating an investment strategy and asset allocation framework, (ii) locate, analyze and select potential Investments, (iii) structure and negotiate the terms and conditions of transactions pursuant to which acquisitions and dispositions of Investments will be made and execute any related documents or agreements; (iv) research, identify, review and recommend acquisitions and dispositions of Investments to the Board and make Investments on behalf of the Company in compliance with the investment objectives and policies of the Company; (v) negotiate the terms of and arrange for financing and refinancing and make other changes in the assets or capital structure of, and dispose of, reinvest the proceeds from the sale of, invest in, or otherwise deal with, Investments and execute any related documents or agreements; (vi) negotiate and enter into agreements relating to Real Estate Assets and, to the extent necessary, perform all other operational functions for the maintenance and administration of such Real Estate Assets; (vii) actively oversee and manage Investments for purposes of meeting the Company’s investment objectives and reviewing and analyzing financial information for each of the Investments and the overall portfolio; (viii) select Joint Venture partners, structure, negotiate and execute corresponding agreements and oversee and monitor these relationships; (ix) engage, oversee, supervise and evaluate property managers who perform services for the Company; (x) engage, oversee, supervise and evaluate Persons with whom the Adviser contracts to perform certain of the services required to be performed under this Agreement; (xi) manage accounting and other record-keeping functions for the Company, including reviewing and analyzing the capital and operating budgets for the Real Estate Assets and generating an annual budget for the Company; and (xii) recommend various liquidity events to the Board when appropriate;

(f)    upon request, but no less than quarterly, provide the Board with periodic reports regarding prospective investments;

(g)    negotiate the terms of and make investments in, and dispositions of, Investments within the discretionary limits and authority as granted by the Board and execute any related documents or agreements;

(h)    within the discretionary limits and authority as granted by the Board, negotiate on behalf of the Company with banks or other lenders for Loans to be made to the Company, and negotiate with investment banking firms and broker-dealers or negotiate private sales of Shares or obtain Loans for the Company and execute any related documents or agreements, but in no event in such a manner so that the Adviser shall be acting as broker-dealer or underwriter; provided, further, that any fees and costs payable to third parties incurred by the Adviser in connection with the foregoing shall be the responsibility of the Company;

(i)    at least quarterly, and at any other time reasonably requested by the Board, obtain reports (which may, but are not required to, be prepared by the Adviser or its Affiliates), where appropriate, concerning the value of Investments or contemplated Investments of the Company;

(j)    at least quarterly, and at any other time reasonably requested by the Board, make reports to the Board of its performance of services to the Company under this Agreement (including reports with respect to potential conflicts of interest involving the Adviser or any of its Affiliates), the composition and characteristics of the Company’s portfolio, and compliance with the Company’s Investment Guidelines and other policies approved from time to time by the Board;

(k)    provide the Company with all necessary cash management services;

(l)    deliver to, or maintain on behalf of, the Company copies of all appraisals obtained in connection with the investments in any Real Estate Assets as may be required to be obtained by the Board;

(m)    notify the Board of all proposed transactions outside of the Adviser’s delegated authority and obtain Board approval of same before they are completed;

(n)    negotiate and effect any tenancy-in-common (TIC) or other interests in Investments as may be approved by the Board and execute any related documents or agreements;

(o)    perform investor-relations and Shareholder communications functions for the Company;

(p)    render such services as may be reasonably determined by the Board of Trustees consistent with the terms and conditions herein;

(q)    maintain the Company’s accounting and other records and assist the Company in filing all reports required to be filed by it with the SEC, the Internal Revenue Service and other regulatory agencies;

(r)    do all things necessary to assure its ability to render the services described in this Agreement and execute any related documents or agreements;

(s)    advise the Company regarding the maintenance of the Company’s qualification as a REIT and monitor the Company’s compliance with the various REIT qualification requirements and other rules set forth in the Code and any applicable Treasury Regulations promulgated under the Code, as amended from time to time, and use its commercially reasonable efforts to cause the Company to qualify as a REIT and to maintain its qualification as a REIT for U.S. federal income tax purposes;

(t)    advise the Company regarding the maintenance of their exemptions from the status of an investment company required to register under the 1940 Act, and monitor compliance with the requirements for maintaining such exemptions and using commercially reasonable efforts to cause them to maintain such exemptions from such status;

(u)    assist the Company in qualifying to do business in all applicable jurisdictions in which the Company or their subsidiaries do business, and ensure that the Company and its subsidiaries obtain and maintain all applicable licenses;

(v)    assist the Company in complying with all regulatory requirements applicable to them with respect to their business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act, the Securities Act or by the NYSE;

(w)    if requested by the Company, provide, or cause another qualified third party to provide, such internal audit, compliance and control services as may be required for the Company and its subsidiaries to comply with applicable law (including the Securities Act and the Exchange Act), regulation (including SEC regulations) and the rules and requirements of the NYSE or such other securities exchange on which the Shares are listed, and as otherwise requested by the Board;

(x)    handle and resolve on behalf of the Company (including its subsidiaries) all routine claims, disputes or controversies, including all routine litigation, arbitration, settlement or other proceedings or negotiations, in which the Company or its subsidiaries may be involved (other than with the Adviser or its Affiliates) or to which they may become subject, subject to such limitations or parameters as may be imposed from time to time by the Board; and

(y)    use commercially reasonable efforts to cause the Company and its subsidiaries to comply with all applicable laws.

Notwithstanding the foregoing, the Adviser may delegate any of the foregoing duties to any Person so long as the Adviser remains responsible for the performance of the duties set forth in this Section 3; provided, however, that the delegation by the Adviser of any of the foregoing duties to another Person shall not result in an increased Advisory Fee or Administrative Fee or in additional expenses payable hereunder.

4.	Authority of the Adviser.

(a)    Pursuant to the terms of this Agreement (including the restrictions included in this Section 4 and in Section 8), and subject to the continuing and exclusive authority of the Board over the management of the Company, the Company, acting on the authority of the Board of Trustees, hereby delegates to the Adviser the authority to perform the services described in Section 3.

(b)    Notwithstanding anything herein to the contrary, the Adviser shall obtain the prior approval of the Board, any particular Trustees specified by the Board or any committee of the Board, as the case may be, in connection with (i) any Investment for which the portion of the consideration paid out of the Company’s Cash on Hand equals or exceeds $50,000,000, (ii) any investment that is inconsistent with the Company’s Investment Guidelines adopted by the Board from time to time, (iii) any engagement of Affiliated service providers on behalf of the Company, which engagement terms will be negotiated on an arm’s length basis, or (iv) any financing or refinancing entered into by the Company, either directly, through a direct or indirect subsidiary of the Company or through a Joint Venture, that equals or exceeds $100,000,000.

(c)    If a transaction requires approval by the Independent Trustees, the Adviser will deliver to the Independent Trustees all documents and other information required by them to properly evaluate the proposed transaction.

(d)    For the period and on the terms and conditions set forth in this Agreement, the Company and each of its subsidiaries hereby constitutes, appoints and authorizes the Adviser as its true and lawful agent and attorney-in-fact, in its name, place and stead, to negotiate, execute, deliver and enter into agreements, instruments and authorizations on their behalf, on such terms and conditions as the Adviser, acting in its sole and absolute discretion, deems necessary or appropriate (subject to any limitations imposed by the Board). This power of attorney is deemed to be coupled with an interest.

5.

No Partnership or Joint Venture. The parties to this Agreement are not partners or joint venturers with each other and nothing herein shall be construed to make them partners or joint venturers or impose any liability as such on either of them.

6.            Bank Accounts. The Adviser may establish and maintain one or more bank accounts in its own name for the account of the Company or in the name of the Company and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company, consistent with the authority granted under Section 4 and in such other circumstances as the Board may approve, provided that no funds shall be commingled with the funds of the Adviser; and the Adviser shall upon request render appropriate accountings of such collections and payments to the Board and to the auditors of the Company.

7.            Records; Access; Confidentiality. The Adviser shall maintain appropriate books of accounts and records of all its activities hereunder and make such records available for inspection by the Trustees and by counsel, auditors and authorized agents of the Company, at any time and from time to time. The Adviser shall at all reasonable times have access to the books and records of the Company. The Adviser shall keep confidential any and all information obtained in connection with the services rendered under this Agreement and shall not disclose any such information (or use the same except in furtherance of its duties under this Agreement) to unaffiliated third parties except (a) with the prior written consent of the Board, (b) to legal counsel, accountants or other professional advisors or consultants engaged by the Company, (c) to appraisers, financing sources and others in the ordinary course of the Company’s business, (d) to governmental officials having jurisdiction over the Company (including its subsidiaries), (e) in connection with any governmental or regulatory filings of the Company or of its subsidiaries, or disclosure or presentations to Company investors, (f) as required by law or legal process to which the Adviser or any Person to whom disclosure is permitted hereunder is a party, or (g) to the extent such information is otherwise publicly available through the actions of a Person other than the Adviser not resulting from the Adviser’s violation of this Section 7. The confidentiality provisions of this Section 7 shall survive for a period of one year after the expiration or earlier termination of this Agreement.

8.          Limitations on Activities. Notwithstanding anything herein to the contrary, the Adviser shall not intentionally or with gross negligence, reckless disregard or bad faith take any action that, would (a) adversely affect the maintenance of the Company’s qualification as a REIT under the Code, unless the Board has determined that the maintenance of the Company’s REIT qualification is not in the best interests of the Company and its Shareholders, (b) subject the Company to regulation under the 1940 Act, (c) be contrary to or inconsistent with the Company’s Investment Guidelines or (d) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company or its Shares, or otherwise not be permitted by the Declaration of Trust or Bylaws, except if such action shall be ordered by the Board, in which case the Adviser shall notify promptly the Board of the Adviser’s judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board. In such event, the Adviser shall have no liability for acting in accordance with the specific instructions of the Board so given.

9.	Compensation.

(a)    During the term hereof, as the same may be extended from time to time, the Company shall pay the Adviser the Advisory Fee and Administrative Fee (together ”Fees”). The Adviser shall compute the Managed Assets of the Company as of the end of each fiscal quarter and then compute each installment of the Fees as promptly as possible after the end of the month with respect to which such installment is payable. The accrued fees will be payable monthly as promptly as possible after the end of each month during which this Agreement is in effect. A copy of the computations made by the Adviser to calculate such installment shall thereafter, for informational purposes only, promptly be delivered to the Board. The Fees shall be paid in cash unless the Adviser elects, in its sole discretion, to receive all or a portion of the Fees in Common Shares; provided, that (i) such election to receive all or a portion of the Fees in Common Shares shall be made by notice to the Board (the “Election Notice”) at the time the Adviser delivers to the Board the computation of the Fees for such month and (ii) the Adviser’s ability to receive Common Shares in payment of all or a portion of the Fees shall be subject to Section 9(c). To the extent that the Adviser elects to receive Common Shares in payment of all or a portion of the Fees for any particular month, the number of Common Shares payable to the Adviser for such month shall equal (i) the dollar amount of the portion of the monthly installment of the Fees payable in Common Shares (as set forth in the Election Notice) divided by (ii) the VWAP per Share for the 10 trading days prior to the end of the month for which the Fees will be paid. The Fees shall be payable independent of the performance of the Company or the Investments.

(b)    The Adviser may waive a portion of its Fees. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for such month shall be computed in a manner consistent with the calculation of the fees payable on a monthly basis.

(c)    The Adviser’s ability to receive Common Shares in payment of all or a portion of the Fees due to the Adviser under this Agreement shall be subject to the following: (i) the ownership of such Common Shares by the Adviser shall not violate the limit on ownership of Common Shares set forth in the Declaration of Trust or otherwise raise a material risk to the status of the Company as a REIT, after giving effect to any exception from such limit that the Board may grant to the Adviser or its Affiliates; and (ii) the Company’s issuance of such Common Shares to the Adviser shall comply with all applicable restrictions under the U.S. federal securities laws and the rules of the NYSE.

(d)    The Company agrees to provide reasonable registration rights to the Adviser and its Affiliates in a form of registration rights agreement to be mutually agreed.

10.	Expenses.

(a)    In addition to the compensation paid to the Adviser pursuant to Section 9, the Company shall pay directly or reimburse the Adviser for all of the documented Operating Expenses and Offering Expenses (together, “Expenses”) paid or incurred by the Adviser or its Affiliates in connection with the services it provides to the Company pursuant to this Agreement. Any Expenses payable by the Company or reimbursable to the Adviser pursuant to this Agreement shall not be in amounts greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s length basis. The Adviser may, at its discretion and at any time, waive its right to reimbursement for eligible out-of-pocket expenses paid on the Company’s behalf. Once waived, these expenses are considered permanently waived and become non-recoupable in the future. Operating Expenses directly paid by the Company together with the reimbursement of Operating Expenses to the Adviser, plus LTIP Expenses and all other corporate general and administrative expenses of the Company, including the Fees payable under Section 9, may not exceed 1.5% of Managed Assets, calculated as of the end of each quarter, for the twelve-month period following the Company’s receipt of the Deregistration Order, provided, however, that this limitation will not apply to Offering Expenses, legal, accounting, financial, due diligence and other service fees incurred in connection with extraordinary litigation and mergers and acquisitions or other events outside the Company’s ordinary course of business or any out-of-pocket acquisition or due diligence expenses incurred in connection with the acquisition or disposition of Real Estate Assets; provided, further, in the event the Company consolidates another Person that it does not wholly own as a result of owning a controlling interest in such Person or otherwise, expenses will be calculated without giving effect to such consolidation and instead such Person’s expenses will, on a pro rata basis consistent with the Company’s percentage ownership, be considered those of the Company for purposes of calculation of expenses.

(b)    The Adviser shall prepare a statement documenting all Expenses incurred during each month, and shall deliver such statement to the Company within 15 business days after the end of each month. Expenses incurred by the Adviser on behalf of the Company and payable pursuant to this Section 10 shall be reimbursed no later than the 15th business day immediately following the date of delivery of such statement of Expenses to the Company.

(c)    The Adviser may, at its discretion and at any time, waive its right to reimbursement for eligible out-of-pocket expenses paid on the Company’s behalf. Once waived, these expenses are considered permanently waived and become non-recoupable in the future.

11.         Other Services. Should the Board request that the Adviser or any director, officer or employee thereof render services for the Company other than set forth in Section 3, such services shall be separately compensated at such customary rates and in such customary amounts as are agreed upon by the Adviser and the Board, including a majority of the Independent Trustees, subject to the limitations contained in the Declaration of Trust, and shall not be deemed to be services pursuant to the terms of this Agreement.

12.        Other Activities of the Adviser. Except as set forth in this Section 12, nothing herein contained shall prevent the Adviser or any of its Affiliates from engaging in or earning fees from other activities, including, without limitation, the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by NexPoint or its Affiliates; nor shall this Agreement limit or restrict the right of any director, officer, member, partner, employee, or stockholder of the Adviser or its Affiliates to engage in or earn fees from any other business or to render services of any kind to any other partnership, corporation, firm, individual, trust or association and earn fees for rendering such services; provided, however, that the Adviser must devote sufficient resources to the Company’s business to discharge its obligations to the Company under this Agreement. The Adviser may, with respect to any investment in which the Company is a participant, also render advice and service to each and every other participant therein, and earn fees for rendering such advice and service. Specifically, it is contemplated that the Company may enter into Joint Ventures or other similar co-investment arrangements with certain Persons, and pursuant to the agreements governing such Joint Ventures or arrangements, the Adviser may be engaged to provide advice and service to such Persons, in which case the Adviser will earn fees for rendering such advice and service.

The Board acknowledges that the Adviser and its Affiliates are subject to various conflicts of interest. The Adviser shall report to the Board the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or is reasonably likely to create a conflict of interest between the Adviser’s obligations to the Company and its obligations to or its interest in any other partnership, corporation, firm, individual, trust or association. In addition, the Adviser shall notify the Company of any change in the membership of the Adviser within a reasonable time after such change.

13.	Term and Termination.

(a)    Duration. This Agreement shall become effective on the date first set forth above. Unless terminated as herein provided, this Agreement shall remain in full force and effect until the date that is three years after the effective date of this Agreement (the “Initial Term”). Subsequent to the Initial Term, this Agreement shall be deemed to be automatically renewed for successive additional one-year periods (each, an “Automatic Renewal Term”), unless the Company or the Adviser elects not to renew this Agreement in accordance with Section 13(c) below.

(b)    Amendment. No provision of this Agreement may be amended, waived, discharged or terminated orally, but only by an instrument in writing meeting the requirements of Section 19. Notwithstanding the foregoing, a provision of this Agreement may be waived by an instrument in writing signed by the party against which enforcement of the waiver is sought. Any amendment of this Agreement shall be approved by either (i) the Company’s Board of Trustees or (ii) a vote of the Company’s shareholders.

(c)    Termination. Notwithstanding any other provision of this Agreement to the contrary, (i) upon written notice given 180 days’ prior to the expiration of the Initial Term or any Automatic Renewal Term to the Adviser, the Company may, without cause, in connection with the expiration of the Initial Term or the then-current Automatic Renewal Term, decline to renew this Agreement, whereupon this Agreement shall not be renewed and extended and this Agreement shall terminate effective on the anniversary date of this Agreement next following the delivery of such notice, (ii) no later than 180 days prior to the expiration of the Initial Term or the then-current Automatic Renewal Term, the Adviser may, without cause, deliver written notice to the Company informing it of the Adviser’s intention to decline to renew this Agreement, whereupon this Agreement shall not be renewed and extended and this Agreement shall terminate effective on the anniversary date of this Agreement next following the delivery of such notice, (iii) the Company may terminate this Agreement upon the occurrence of a Cause Event by giving written notice to the Adviser of the occurrence of a Cause Event, whereupon this Agreement shall terminate 30 days after delivery of such written notice, (iv) the Adviser may terminate this Agreement by giving written notice to the Company in the event that the Company shall default in the performance or observance of any material term, condition or covenant contained in this Agreement and such default shall have continued for a period of 30 days before the Adviser had given written notice to the Company of such default, whereupon this Agreement shall terminate 30 days after delivery of such written notice, and (v) the Agreement shall terminate in the event of an Advisers Act Assignment and shall be of no further force or effect without the express written consent of the Company.

14.	Payments and Duties Upon Termination.

(a)    Amounts Owed. The Company shall pay the Adviser the Termination Fee before or on the last day of the Initial Term, the Automatic Renewal Term or the end of the 30-day period, as the case may be (the “Effective Termination Date”) upon termination of this Agreement, provided that the Company is not required to pay the Adviser the Termination Fee if this Agreement is terminated by the Company as a result of a Cause Event or is terminated due to an Advisers Act Assignment.

(b)    Adviser’s Duties. The Adviser shall promptly upon termination of this Agreement:

(i)    pay over to the Company all money collected and held for the account of the Company pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

(ii)    deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

(iii)    deliver to the Board all assets, including all Investments, and documents of the Company then in the custody of the Adviser; and

(iv)    reasonably cooperate with the Company, at the Company’s expense, to provide an orderly management transition.

15.	Limitation of Liability, Exculpation and Indemnification by the Company.

(a)    Whether or not expressly provided in this Agreement, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Adviser or any of its respective Affiliates and their respective partners, members, officers, directors, employees and agents (including parties acting as agents for the execution of transactions) (each, a “Covered Person” and collectively, “Covered Persons”) shall be subject to the provisions of this Section.

(b)    To the fullest extent permitted by law, no Covered Person shall be liable to the Company (including but not limited to (i) any act or omission by any Covered Person in connection with the conduct of the business of the Company, that is determined by such Covered Person in good faith to be in or not opposed to the best interests of the Company, (ii) any act or omission by any Covered Person based on the suggestions of any professional advisor of the Company whom such Covered Person believes is authorized to make such suggestions on behalf of the Company, (iii) any act or omission by the Company, or (iv) any mistake, negligence, misconduct or bad faith of any broker or other agent of the Company selected by the Covered Person with reasonable care), unless any act or omission by such Covered Person constitutes bad faith, fraud, willful misfeasance, intentional misconduct, gross negligence or reckless disregard of its duties (as determined by a non-appealable judgment of a court or arbitration proceeding of competent jurisdiction).

(c)    A Covered Person may consult with legal counsel or accountants selected by such Covered Person and any act or omission by such Covered Person on behalf of the Company or in furtherance of the business of the Company in good faith in reliance on and in accordance with the advice of such counsel or accountants shall be full justification for the act or omission, and such Covered Person shall be fully protected in so acting or omitting to act if the counsel or accountants were selected with reasonable care.

(d)    To the fullest extent permitted by law, the Company shall indemnify and save harmless Covered Persons, from and against any and all claims, liabilities, damages, losses, costs and expenses, including amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and expenses of investigating or defending against any claim or alleged claim, of any nature whatsoever, known or unknown, liquidated or unliquidated, that are incurred by any Covered Person and arise out of or in connection with the business or investments of the Company, or the performance by the Covered Person of its responsibilities hereunder, provided that the Covered Person shall not be entitled to indemnification hereunder to the extent the Covered Person’s conduct constitutes bad faith, fraud, willful misfeasance, intentional misconduct, gross negligence or reckless disregard of its duties (as determined by a non-appealable judgment of a court or arbitration proceeding of competent jurisdiction). The termination of any proceeding by settlement, judgment, order or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the Covered Person’s conduct constituted bad faith, fraud, willful misfeasance, intentional misconduct, gross negligence or reckless disregard of its duties (as determined by a non-appealable judgment of a court or arbitration proceeding of competent jurisdiction).

(e)    Expenses incurred by a Covered Person in defense or settlement of any claim that shall be subject to a right of indemnification hereunder, shall be advanced by the Company prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the Covered Person to repay the amount advanced to the extent that it shall be determined ultimately that the Covered Person is not entitled to be indemnified hereunder.

(f)    The right of any Covered Person to the indemnification provided herein shall be cumulative of, and in addition to, any and all rights to which the Covered Person may otherwise be entitled by contract or as a matter of law or equity and shall be extended to the Covered Person’s successors, assigns and legal representatives.

(g)    The provisions of this Section are expressly intended to confer benefits upon Covered Persons and such provisions shall remain operative and in full force and effect regardless of the expiration or any termination of this Agreement.

(h)    No Covered Person shall be liable hereunder for any settlement of any action or claim effected without its written consent thereto.

16.	Indemnification by the Adviser.

(a)    The Adviser shall indemnify and hold harmless the Company and its subsidiaries from all claims, liabilities, damages, losses, costs and expenses, including amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and expenses of investigating or defending against any claim or alleged claim, of any nature whatsoever, known or unknown, liquidated or unliquidated, that are incurred by reason of the Adviser’s bad faith, fraud, willful misfeasance, intentional misconduct, gross negligence or reckless disregard of its duties; provided, however, that the Adviser shall not be held responsible for any action of the Board in following or declining to follow any written advice or written recommendation given by the Adviser.

(b)    Notwithstanding anything in this Agreement to the contrary, the aggregate maximum amount that the Adviser may be liable to the Company pursuant to this Agreement shall, to the extent not prohibited by law, never exceed the amount of the Advisory Fees received by the Adviser under this Agreement prior to the date that the acts or omissions giving rise to a claim for indemnification or liability shall have occurred. In no event shall the Adviser be liable for special, exemplary, punitive, indirect, or consequential loss, or damage of any kind whatsoever, including without limitation lost profits. The foregoing limitations shall not apply to the extent such damages are determined in a final binding non-appealable court or arbitration proceeding to result from the bad faith, fraud, willful misfeasance, intentional misconduct, gross negligence or reckless disregard of its duties as the Adviser.

(c)    The provisions of this Section are expressly intended to confer benefits upon the Company and its subsidiaries and such provisions shall remain operative and in full force and effect regardless of the expiration or any termination of this Agreement.

17.	Representations and Warranties.

(a)    The Company hereby makes the following representations and warranties to the Adviser, all of which shall survive the execution and delivery of this Agreement:

(i)    The Company is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business and is in good standing in Delaware. The Company has all power and authority required to execute and deliver this Agreement and to perform all its duties and obligations hereunder. The Company has the power and authority and the legal right to own and operate its assets, to lease any property it may operate as lessee and to conduct the business in which it is now engaged and is duly qualified as a foreign trust and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of the Company and its subsidiaries, if any, taken as a whole.

(ii)    The execution, delivery, and performance of this Agreement by the Company have been duly authorized by all necessary action on the part of the Company. No consent of any other Person that has not already been obtained, including stockholders and creditors of the Company, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Company in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and all obligations required hereunder.

(iii)    This Agreement has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized officer of the Company, and this Agreement constitutes, and each instrument or document required hereunder when executed and delivered hereunder will constitute, a legal, valid, and binding instrument, agreement or document of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency, receivership and similar laws from time to time in effect and general principles of equity, including, without limitation, those relating to the availability of specific performance.

(iv)    The execution, delivery and performance of this Agreement and the documents or instruments required hereunder will not violate any provision of any existing law or regulation binding on the Company, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Company, or the Governing Instruments of, or any securities issued by the Company or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Company is a party or by which the Company or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of the Company and its subsidiaries, if any, taken as a whole, and will not result in, or require, the creation or imposition of any lien on any of the property, assets or revenues of the Company pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

(b)    The Adviser hereby makes the following representations and warranties to the Company, all of which shall survive the execution and delivery of this Agreement:

(i)    The Adviser is a limited partnership duly formed, validly existing, and in good standing under the laws of the State of Delaware and is qualified to do business and is in good standing in Delaware. The Adviser has all power and authority required to execute and deliver this Agreement and to perform all its duties and obligations hereunder, subject only to its qualifying to do business and obtaining all requisite permits and licenses required as a result of or relating to the nature or location of any of the assets or properties of the Company (which it shall do promptly after being required to do so). The Adviser has the limited partnership power and authority and the legal right to conduct the business in which it is now engaged and is duly qualified as a foreign partnership and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of the Adviser.

(ii)    The execution, delivery, and performance of this Agreement by the Adviser have been duly authorized by all necessary action on the part of the Adviser. No consent of any other Person, including partners and creditors of the Adviser, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Adviser in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and all obligations required hereunder.

(iii)    This Agreement has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized officer of the Adviser, and this Agreement constitutes, and each instrument or document required hereunder when executed and delivered hereunder will constitute, a legal, valid, and binding instrument, agreement or document of the Adviser enforceable against the Adviser in accordance with its terms, except as limited by bankruptcy, insolvency, receivership and similar laws from time to time in effect and general principles of equity, including, without limitation, those relating to the availability of specific performance.

(iv)    The execution, delivery and performance of this Agreement and the documents or instruments required hereunder will not violate any provision of any existing law or regulation binding on the Adviser, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Adviser, or the Governing Instruments of, or any securities issued by the Adviser or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Adviser is a party or by which the Adviser or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of the Adviser, and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

18.         Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Declaration of Trust, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand, by courier or overnight carrier or by registered or certified mail to the addresses set forth below:

To the Company:	NexPoint Diversified Real Estate Trust
300 Crescent Court
Suite 700
Dallas, Texas 75201
Attention: Brian Mitts
with a copy to:	Winston & Strawn LLP
2121 N. Pearl Street, Suite 900
Dallas, Texas 75201
Attention: Charles T. Haag

To the Adviser:	NexPoint Real Estate Advisors X, L.P.
300 Crescent Court
Suite 700
Dallas, Texas 75201
Attention: Brian Mitts
with a copy to:	Winston & Strawn LLP
2121 N. Pearl Street, Suite 900
Dallas, Texas 75201
Attention: Charles T. Haag

Any party may at any time give notice in writing to the other parties of a change in its address for the purposes of this Section 18.

19.          Modification. This Agreement shall not be amended, supplemented, modified, terminated or discharged, in whole or in part, except by an instrument in writing signed by the parties hereto, or their respective successors or assignees.

20.          Severability. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

21.        Governing Law; Waiver of Jury Trial. THE PROVISIONS OF THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AS AT THE TIME IN EFFECT, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF. THE PARTIES TO THIS AGREEMENT HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF NEW YORK, INCLUDING ANY APPELLATE COURTS THEREOF. THE PARTIES ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

22.         Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

23.         No Waiver. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

24.          Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

25.          Headings. The titles of Sections and Subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

26.         Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

27.          Change in Adviser’s Membership. The Adviser shall advise the Company of any change of its membership within a reasonable time after such change.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

NEXPOINT DIVERSIFIED REAL ESTATE TRUST

By:	/s/ Dustin Norris
Name: Dustin Norris
Title: Executive Vice President

NEXPOINT REAL ESTATE ADVISORS X, L.P.

By:	/s/ Brian Mitts
Name: Brian Mitts
Title: Chief Financial Officer, EVP-Finance,
Secretary and Treasurer

[Signature Page to Advisory Agreement]

EXHIBIT A

Description of Administration Services.

Adviser will perform the following administration services as necessary:

(i)	Prepare monthly transaction listings;

(ii)	Supply various normal and customary portfolio and Company statistical data as requested on an ongoing basis;

(iii)

Prepare for execution and file the Company’s Federal and state tax returns; prepare a fiscal tax provision in coordination with the annual audit; prepare an excise tax provision; and prepare all relevant 1099 calculations;

(iv)	Coordinate contractual relationships and communications between the Company and its contractual service providers;

(v)	Coordinate printing of the Company’s annual shareholder reports;

(vi)	Prepare income and capital gain distributions;

(vii)	Prepare the quarterly and annual financial statements;

(viii)	Monitor the Company’s compliance with the Code and SEC reporting requirements;

(ix)

Prepare, coordinate with the Company’s counsel and coordinate the filing with the SEC: quarterly reports on Form 10-Q; annual reports on Form 10-K, and current reports on Form 8-K, in each case based upon information provided by the Company; assist in the preparation of Forms 3, 4 and 5 pursuant to Section 16 of the Exchange Act for the officers and trustees of the Company, such filings to be based on information provided by those persons;

(x)

Assist in the preparation of notices of meetings of shareholders, coordinate preparation of proxy statements, including obtaining information required to be disclosed by applicable regulations and the engagement of proxy solicitors on behalf of the Company;

(xi)

Assist in obtaining trustees’ and officers’ errors and omissions insurance policies for the Company, including evaluation of insurance carriers, recommending appropriate coverage levels and evaluating the costs thereof, as such policies are approved by the Company’s Board of Trustees;

(xii)	Draft agendas and resolutions for quarterly and special board meetings;

(xiii)	Coordinate the preparation, assembly and posting of board materials;

(xiv)	Attend board meetings and draft minutes thereof;

(xv)	Maintain the Company’s calendar to assure compliance with various filing and board approval deadlines;

(xvi)	Assist the Company in the handling of SEC examinations and responses thereto;

(xvii)

If the chief executive officer or chief financial officer of the Company is required to provide a certification as part of the Company’s Form 10-Q or Form 10-K filing pursuant to regulations promulgated by the SEC, Adviser will provide (to such person or entity as agreed between the Company and Adviser) a sub-certification in support of certain matters set forth in the aforementioned certification, such sub-certification to be in such form and relating to such matters as agreed between the Company and Adviser from time to time. Adviser shall be required to provide the sub-certification only during the term of the Agreement and only if it receives such cooperation as it may request to perform its investigations with respect to the sub-certification. For clarity, the sub-certification is not itself a certification under the Sarbanes-Oxley Act of 2002 or under any other regulatory requirement;

(xviii)	Prepare and coordinate the Company’s state notice filings;

(xix)

Furnish the Company office space in the offices of Adviser, or in such other place or places as may be agreed from time to time, and all necessary office facilities, simple business equipment, supplies, utilities and telephone service for managing the affairs of the Company;

(xx)	Perform clerical, bookkeeping and other administrative services not provided by the Company’s other service providers;

(xxi)	Determine or oversee the determination of the Company’s Managed Assets in accordance with the Company’s policies as adopted from time to time by the Board of Trustees;

(xxii)

Oversee the maintenance by the Company’s custodian and transfer agent and dividend disbursing agent of certain books and records of the Company and maintain (or oversee maintenance by such other persons as approved by the Board of Trustees) such other books and records required by law or for the proper operation of the Company;

(xxiii)	Prepare such information and reports as may be required by any stock exchange or exchanges on which the Company’s Shares are listed;

(xxiv)

Determine the amounts available for distribution as dividends and distributions to be paid by the Company to its shareholders; calculate, analyze and prepare a detailed income analysis and forecast future earnings for presentation to the Board of Trustees; prepare and arrange for dividend notices to shareholders, as applicable, and provide the Company’s dividend disbursing agent and custodian with such information as is required for such parties to effect the payment of dividends and distributions and to implement the Company’s dividend reinvestment plan, if any;

(xxv)	Serve as liaison between the Company and each of its service providers;

(xxvi)

Assist in monitoring and tracking the daily cash flows of the individual assets of the Company, as well as security position data of portfolio investments; assist in resolving any identified discrepancies with the appropriate third party, including the Company’s custodian, administrative agents and other service providers, through various means including researching available data via agent notices, financial news and data services, and other sources;

(xxvii)	Monitor compliance with leverage tests under the Company’s credit facility, if any, and communicate with leverage providers and rating agencies;

(xxviii)	Coordinate negotiation and renewal of credit agreements for presentation to the Board of Trustees;

(xxix)	Coordinate negotiations of agreements with counterparties and the Company’s custodian for derivatives and similar transactions, as applicable;

(xxx)	Provide assistance with the closing of Real Estate Asset purchases and dispositions;

(xxxi)	Coordinate and oversee the provision of legal services to the Company;

(xxxii)

Cooperate with the Company’s independent registered public accounting firm in connection with audits and reviews of the Company’s financial statements, including interviews and other meetings, as necessary;

(xxxiii)	Provide Secretary and any Assistant Secretaries, Treasurer and any Assistant Treasurers and other officers for the Company as requested or required by Delaware law;

(xxxiv)	Develop or assist in developing guidelines and procedures to improve overall compliance by the Company;

(xxxv)	Determine and monitor expense accruals for the Company;

(xxxvi)	Authorize expenditures and approve bills for payment on behalf of the Company;

(xxxvii)	Monitor the number of Shares of the Company registered and assist in the registration of additional Shares, as necessary;

(xxxviii)	Exercise or procure the exercise of any rights of the Company with respect to any class action proceedings or other legal action concerning investments of the Company;

(xxxix)	Prepare such reports as the Board of Trustees of the Company may request from time to time; and

(xl)	Perform such additional administrative duties relating to the administration of the Company as may subsequently be agreed upon in writing between the Company and Adviser.